UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2006

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (865) 922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

                Director Indemnification Agreement

                On March 3, 2006, the board of directors of Regal Entertainment Group (the “Company”) adopted a form of Director Indemnification Agreement (the “Director Indemnification Agreement”) to be used as the template for future indemnification agreements between the Company and its directors.  The Director Indemnification Agreement provides that the Company will indemnify each director who becomes a party thereto against claims arising out of events or occurrences related to such individual’s service on the Company’s board of directors; provided such individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Under the Director Indemnification Agreement, the Company agrees to maintain directors’ and officers’ liability insurance covering its directors.

                The foregoing is qualified in its entirety by reference to the Director Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

                                N/A

(b)           Pro forma financial information.

                                N/A

(c)           Shell company transactions.

                                N/A

(d)           Exhibits.

Exhibit No.	Description

10.1	Form of Director Indemnification Agreement

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: March 9, 2006	By:	/s/ Peter B. Brandow
		Name:	Peter B. Brandow
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Director Indemnification Agreement